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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2000 relating to the financial statements and financial statement schedule of Veritas DGC Inc. and subsidiaries, which appears in Veritas DGC Inc.'s Annual Report on Form 10-K for the year ended July 31, 2000. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.


PricewaterhouseCoopers LLP


Houston, Texas
March 1, 2001